Rule 424(b)(2)
                                 Registration Statement No. 333-68201
Pricing Supplement No. 1
                                                Dated January 20, 1999
(To Prospectus dated January 13, 1999)


                                   $60,000,000

                         SOUTHERN CALIFORNIA WATER COMPANY

                            MEDIUM-TERM NOTES, SERIES C

           Due from Nine Months to Thirty Years from Date of Issue

-----------------------------------------------------------------------

Principal Amount:  $40,000,000             Trade Date: January 20, 1999

Price to Public:  100%            Original Issue Date:  January 25,1999

Interest Rate (per annum): 6.59%       Maturity Date:  January 25, 2029

Net Proceeds to Company: $39,700,000         Agent's Commission:  0.75%

Agents:  A.G. Edwards & Sons, Inc. and PaineWebber Incorporated

Redeemable by the Company as follows:  N/A

Type of Note (check one):

     Book-Entry Note           X
                              ---

     Certificated Note        ___

CUSIP No. 84250Q AT 0

-------------------------------------------------------------------------